UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM 11-K
                                ANNUAL REPORT


      X        ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
     ___               SECURITIES EXCHANGE ACT OF 1934


                 For the fiscal year ended December 31, 1996

                                      OR

     ___      TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                        Commission file number 0-7931



                          FIRST COMMERCE CORPORATION
                    SUPPLEMENTAL TAX-DEFERRED SAVINGS PLAN
                            (Full title of the plan)



                          FIRST COMMERCE CORPORATION
        (Name of the issuer of the securities held pursuant to the plan)


                     201 Saint Charles Avenue, 29th Floor
                        New Orleans, Louisiana  70170
                    (address of principal executive office)



                          FIRST COMMERCE CORPORATION
                    SUPPLEMENTAL TAX-DEFERRED SAVINGS PLAN
                                INDEX FOR 1996


                                                              PAGE NUMBER

1.)    Report of Independent Public Accountants                       F-2

2.)    Statements of Net Assets Available for Benefits
         as of December 31, 1996 and 1995                             F-3

3.)    Statements of Changes in Net Assets Available for
         Benefits with Fund Information for the years ended
         December 31, 1996, 1995 and 1994                      F-4 to F-6

4.)    Notes to Financial Statements                          F-7 to F-11



                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Trustee of First Commerce Corporation
Supplemental Tax-Deferred Savings Plan:

We have audited the accompanying statements of net assets available for plan benefits of the First Commerce Corporation Supplemental Tax-Deferred Savings Plan (the Plan) as of December 31, 1996 and 1995 and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Plan's statements of changes in net assets available for plan benefits for the years ended December 31, 1995 and 1994 do not separately disclose the activity between non-participant and participant directed assets because this information is not readily available. Disclosure of this information is required by generally accepted accounting principles.

In our opinion, except for the omission of the information discussed in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996 and 1995 and the changes in its net assets available for plan benefits for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                       /s/ ARTHUR ANDERSEN LLP


New Orleans, Louisiana,
April 11, 1997

                       FIRST COMMERCE CORPORATION
                       --------------------------
                 SUPPLEMENTAL TAX-DEFERRED SAVINGS PLAN
                 --------------------------------------
            STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
            -----------------------------------------------

                          (Dollars In Thousands)

                                                                  December 31
                                                             ---------------------
                                                               1996         1995
                                                             --------     --------
ASSETS:
Investments (at fair value) -
  Participant-directed-
    Marquis Treasury Securities Money Market
       Fund - 84,743 shares ($85 cost) and 80,725
       shares ($81 cost), respectively                       $     85     $     81
    Marquis Government Securities Fund - 8,521 shares
       ($84 cost) and 1,326 shares ($13 cost), respectively        84           13
    Marquis Balanced Fund - 3,971 shares ($43 cost)
       and 3,047 shares ($33 cost), respectively                   45           34
    Marquis Value Equity Fund  - 418 shares ($6 cost)
       and 40 shares ($1 cost), respectively                        5            -
    Fidelity Advisor High-Yield Fund - 467 shares ($6 cost)
       and 438 shares ($5 cost), respectively                       6            5
    Fidelity Advisor Growth Opportunities Fund - 159 shares
       ($5 cost) and 171 shares ($5 cost), respectively             5            5
    Scudder Global Fund - 113 shares ($3 cost)                      3            -
    Twentieth Century Ultra Investors Fund - 37 shares
       ($1 cost)                                                    1            -
    FCC Common Stock Fund - 36,052 shares ($613 cost)
       and 28,513 shares ($456 cost), respectively              1,017          699

  Non-participant-directed-
    FCC Common Stock Fund - 15,744 shares ($254 cost)
       and 12,627 shares ($197 cost), respectively                422          301
                                                             --------     --------
              Total investments                                 1,673        1,138

Dividends receivable - FCC Common Stock Fund                       15           11
                                                             --------     --------
NET ASSETS AVAILABLE FOR BENEFITS                            $  1,688     $  1,149
                                                             ========     ========


The accompanying notes are an integral part of these financial statements.


                         FIRST COMMERCE CORPORATION
                         --------------------------
                  SUPPLEMENTAL TAX-DEFERRED SAVINGS PLAN
                  --------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
-------------------------------------------------------------------------------
                       YEAR ENDED DECEMBER 31, 1996
                       ----------------------------
                              (In Thousands)
                              --------------




                                                                    PARTICIPANT DIRECTED ASSETS
                                            -----------------------------------------------------------------------------
                                             Marquis
                                             Treasury                                                Fidelity
                                            Securities  Marquis              Marquis    Fidelity     Advisor
                                              Money   Government   Marquis    Value      Advisor      Growth      Scudder
                                              Market  Securities  Balanced    Equity   High-Yield  Opportunities   Global
                                               Fund      Fund       Fund       Fund       Fund         Fund         Fund
                                            --------   ---------  --------   --------   --------    -----------   --------
INVESTMENT INCOME:
   Dividends on FCC common stock            $     -    $     -    $     -    $     -    $     -      $     -      $     -
   Interest and other dividends                   4          3          3          -          1            -            -

NET APPRECIATION (DEPRECIATION) IN FAIR
   VALUE OF INVESTMENTS                           -          -          1          -          -            -            -

CONTRIBUTIONS:
   Participants'                                  -         68          7          5          2            2            3
   Employer's                                     -          -          -          -          -            -            -

WITHDRAWALS AND TERMINATIONS                      -          -          -          -         (2)          (2)           -
                                            -------    -------    -------    -------    -------      -------      -------
CHANGES IN NET ASSETS AVAILABLE FOR
   BENEFITS FOR THE YEAR                          4         71         11          5          1            -            3

NET ASSETS AVAILABLE FOR BENEFITS
   AT DECEMBER 31, 1995                          81         13         34          -          5            5            -
                                            -------    -------    -------    -------    -------      -------      -------
NET ASSETS AVAILABLE FOR BENEFITS
   AT DECEMBER 31, 1996                     $    85    $    84    $    45    $     5    $     6      $     5      $     3
                                            =======    =======    =======    =======   ========      =======      =======

                                                                        NON-
                                                 PARTICIPANT         PARTICIPANT
                                                  DIRECTED            DIRECTED
                                                   ASSETS              ASSETS
                                            ----------------------  ------------
                                             Twentieth
                                              Century     FCC           FCC
                                               Ultra     Common       Common
                                             Investors   Stock         Stock
                                               Fund       Fund         Fund       Total
                                            ----------  ---------    ---------  ---------
INVESTMENT INCOME:
   Dividends on FCC common stock            $      -    $     36     $     13   $     49
   Interest and other dividends                    -           -            -         11

NET APPRECIATION (DEPRECIATION) IN FAIR
   VALUE OF INVESTMENTS                            -         167           69        237

CONTRIBUTIONS:
   Participants'                                   1         146            -        234
   Employer's                                      -           -           47         47

WITHDRAWALS AND TERMINATIONS                       -         (27)          (8)       (39)
                                            ----------  ---------    ---------   --------
CHANGES IN NET ASSETS AVAILABLE FOR
   BENEFITS FOR THE YEAR                           1         322          121        539

NET ASSETS AVAILABLE FOR BENEFITS
   AT DECEMBER 31, 1995                            -         710          301      1,149
                                            ----------  ---------    ---------   --------
NET ASSETS AVAILABLE FOR BENEFITS
   AT DECEMBER 31, 1996                     $      1    $  1,032     $    422    $ 1,688
                                            ==========  =========     ========   ========


The accompanying notes are an integral part of this financial statement.

                           FIRST COMMERCE CORPORATION
                           --------------------------
                     SUPPLEMENTAL TAX-DEFERRED SAVINGS PLAN
                     --------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
-------------------------------------------------------------------------------
                         YEAR ENDED DECEMBER 31, 1995
                         ----------------------------
                                (In Thousands)
                                --------------

                                                 Marquis
                                                 Treasury                                        Fidelity
                                                Securities   Marquis                Fidelity      Advisor      FCC
                                                  Money    Government    Marquis     Advisor      Growth      Common
                                                 Market    Securities   Balanced   High-Yield  Opportunities  Stock       Grand
                                                  Fund        Fund        Fund        Fund         Fund        Fund       Total
                                                 ------      ------      ------      ------       ------      ------     -------
INVESTMENT INCOME:
   Dividends on FCC common stock                 $    -      $    -      $    -      $    -       $    -      $   25     $   25
   Interest and other dividends                       5           -           1           -            -          11         17

NET APPRECIATION (DEPRECIATION) IN FAIR
   VALUE OF INVESTMENTS                               -           -           2           -            -         263        265

CONTRIBUTIONS:
   Participants'                                     52          13           4           5            5         130        209
   Employer's                                         -           -           -           -            -          39         39

INTERFUND TRANSFERS                                 (27)          -          27           -            -           -          -

WITHDRAWALS AND TERMINATIONS                         (7)          -           -           -            -          (9)       (16)
                                                 ------      ------      ------      ------       ------      ------     -------
CHANGES IN NET ASSETS AVAILABLE FOR
   BENEFITS FOR THE YEAR                             23          13          34           5            5         459        539
NET ASSETS AVAILABLE FOR BENEFITS
   AT DECEMBER 31, 1994                              58           -           -           -            -         552        610
                                                 ------      ------      ------      ------       ------      ------     -------
NET ASSETS AVAILABLE FOR BENEFITS
   AT DECEMBER 31, 1995                          $   81      $   13      $   34      $    5       $    5      $1,011     $1,149
                                                 ======      ======      ======      ======       ======      ======     ======


The accompanying notes are an integral part of this financial statement.

                           FIRST COMMERCE CORPORATION
                           --------------------------
                     SUPPLEMENTAL TAX-DEFERRED SAVINGS PLAN
                     --------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
-------------------------------------------------------------------------------
                          YEAR ENDED DECEMBER 31, 1994
                          ----------------------------
                                 (In Thousands)
                                 --------------


                                              Marquis
                                             Treasury
                                            Securities     FCC
                                               Money      Common
                                              Market      Stock       Grand
                                               Fund        Fund       Total
                                            ---------   ---------   ---------
INVESTMENT INCOME:
    Dividends on FCC common stock            $    -      $   23      $   23
    Interest and other dividends                  2           -           2

NET APPRECIATION (DEPRECIATION) IN FAIR
  VALUE OF INVESTMENTS                            -         (78)        (78)

CONTRIBUTIONS:
    Participants'                                15          92         107
    Employer's                                    -          30          30

INTERFUND TRANSFERS                               1          (1)          -
                                            ---------   ---------   ---------

CHANGES IN NET ASSETS AVAILABLE FOR
  BENEFITS FOR THE YEAR                          18          66          84
NET ASSETS AVAILABLE FOR BENEFITS
  AT DECEMBER 31, 1993                           40         486         526
                                            ---------   ---------   ---------
NET ASSETS AVAILABLE FOR BENEFITS
  AT DECEMBER 31, 1994                       $   58      $  552      $  610
                                            =========   =========   =========

  The accompanying notes are an integral part of this financial statement.


                           FIRST COMMERCE CORPORATION
                           --------------------------
                     SUPPLEMENTAL TAX-DEFERRED SAVINGS PLAN
                     --------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                DECEMBER 31, 1996
                                -----------------

   NOTE 1 - PLAN DESCRIPTION

     The following description of the First Commerce Corporation (FCC) Supplemental Tax-Deferred Savings Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     General

     The purposes of the Plan are to encourage employees of FCC and its subsidiaries to save and systematically invest a portion of their current compensation to provide for their future needs or the future needs of their beneficiaries, to defer the payment of taxes on such compensation and to allow such employees to participate in the income and growth of FCC. In January 1989, the Plan was established for those employees who are prevented from making full use of the FCC Tax-Deferred Savings Plan (the TDS) because of dollar limitations under the Internal Revenue Code. This Plan allows these employees to contribute additional amounts on a tax-deferred basis, and provides for employer matching contributions with respect to a portion of those additional contributions. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The reporting guidelines for this Plan are requirements of the Securities and Exchange Commission (SEC). First National Bank of Commerce (FNBC), a subsidiary of FCC, is the trustee of the Plan and receives no compensation for services rendered. FCC pays all administrative expenses of the Plan.

     Contributions

     Each year, eligible employees may voluntarily contribute up to 10% of compensation above the compensation base, as defined by the Plan. FCC matches 50% of each employees' annual contribution with a maximum employer contribution of 5% of eligible compensation. FCC contributions are made into the FCC Common Stock Fund.

     Participant Accounts

     Each participant's account is credited with the employee's contribution, FCC's contribution applicable to such employee and an allocation of Plan earnings. Earnings from each fund are allocated to individual participant accounts proportionate to their balances in each fund. The benefit available to each participant is the participant's vested balance.


     Vesting

     Participants are fully vested in their contributions plus the related earnings on their contributions. Vesting in FCC's matching contribution and earnings thereon is based upon years of service with vesting occurring at a rate of 25% per year with full vesting occurring after four years. Alternatively, a participant may become fully vested in FCC's matching contributions and actual earnings thereon upon the participant's death, attainment of age 65 or disability. If an employee terminates his employment and is later reemployed before a one year period has elapsed, he will be treated for vesting purposes as if termination had not occurred.

     Forfeitures

     Any nonvested portion of a terminated employee's account is held in a forfeitures account until the end of the calendar year of the termination. Forfeited amounts are used to reduce FCC's contribution in the subsequent year. There were no forfeitures available at December 31, 1996 and 1995. Employer contributions were not reduced by forfeitures for the years ended December 31, 1996, 1995 and 1994.

     Payment of Benefits

     Upon termination of employment or disability, a participant shall receive a lump-sum amount equal to the value of the participant's vested interest.

     Investment Options

     Upon enrollment in the Plan, participants may direct their contributions in 1% increments into any of the investment options available. The following funds were available as investment options as of December 31, 1996:

        a. Marquis Treasury Securities Money Market Fund (5 participants at December 31, 1996) - Investments are in U.S. Treasury issued obligations.

        b.  Marquis  Government  Securities   Fund  (6   participants  at
            December 31,1996) - Investments are primarily (at least 65%) in U.S. Government obligations.

        c.  Marquis  Balanced Fund  (4 participants at December 31, 1996)
            - Investments are in cash equivalents, large cap equities and high quality fixed income securities. This fund was previously referred to as the Marquis Growth and Income Fund.

        d.  Marquis  Value  Equity  Fund  (3 participants at December 31,
            1996) - Investments are in the common stocks of larger companies.

        e. Fidelity Advisor High-Yield Fund (3 participants at December 31, 1996) - Investments are primarily (at least 65%) in high yield bonds ("junk bonds"), debentures, notes, convertible securities and preferred stocks.

        f. Fidelity Advisor Growth Opportunities Fund (3 participants at December 31, 1996) - Investments are primarily (at least 65%) in the securities of companies considered to have long -term growth potential.

        g. Scudder Global Fund (2 participants at December 31, 1996) - Investments are in the equity securities of companies expected to benefit from global economic trends.

        h.  Twentieth Century  Ultra Investors  Fund  (1  participant  at
            December 31, 1996) - Investments are in the stocks of companies with an expected high level of volatility.

        i.  FCC  Common Stock Fund (23 participants at December 31, 1996)
            - Investments  are in FCC common stock.   Includes cash which
            is temporarily invested in a money market fund.

     The trust department of FNBC provides investment advice to the aforementioned Marquis funds.

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting

     The financial statements of the Plan are prepared using the accrual basis of accounting.

     Use of Estimates

     The accounting and reporting policies of FCC conform with generally accepted accounting principles. In preparing the financial statements, FCC is required to make estimates and assumptions that affect the amounts reported in the financial statements and
     accompanying  notes.   Actual   results   could  differ  from  those
     estimates.

     Income Recognition

     Interest income is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Realized gains and losses are recorded using an average historical cost.

     Investment Valuation

     Plan investments are stated at fair value with securities traded in public markets valued at their quoted market prices. Purchases and sales of securities are reflected on a trade-date basis. The difference between fair values from one period to the next is recognized as net appreciation (depreciation) in the fair value of investments in the accompanying Statement of Changes in Net Assets Available for Benefits.


     Payment of Benefits

     Benefits are recorded when paid. There were no distributions payable at December 31, 1996 and 1995.



     NOTE 3 - REALIZED GAINS (LOSSES) BY FUND

     Presented below is a table of realized gains (losses) by fund for the years ended December 31, 1996 and 1995 (in thousands):

                                                Historical   Realized Gains
                                 Proceeds          Cost         (Losses)
              1996             ------------    ------------    -----------
     ------------------------
     Fidelity Advisor
       High-Yield Fund            $  2             $  2           $  -
     Fidelity Advisor Growth
       Opportunities Fund         $  2             $  2           $  -
     FCC Common Stock Fund        $ 26             $ 26           $  -

              1995
     ------------------------
     Marquis Treasury
       Securities Money Market
       Fund                       $ 47             $ 47           $  -
     Fidelity Advisor
       High-Yield Fund            $  5             $  5           $  -

              1994
     ------------------------
     None.

     NOTE 4 - UNREALIZED APPRECIATION  OF INVESTMENTS

     The following table presents the changes in unrealized appreciation (in thousands):

     Unrealized appreciation at December 31, 1993         $     92
     Change in unrealized appreciation                          (6)
                                                          --------
     Unrealized appreciation at December 31, 1994               86
     Change in unrealized appreciation                         262
                                                          --------
     Unrealized appreciation at December 31, 1995              348
     Change in unrealized appreciation                         225
                                                          --------
     Unrealized appreciation at December 31, 1996         $    573
                                                          ========


     NOTE 5 - PLAN TERMINATION

     Although it has not expressed any intent of doing so, FCC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan by a formal resolution of FCC's Board of Directors. In the event of Plan termination, participants will become fully vested and the accounts will be nonforfeitable.

     NOTE 6 - INCOME TAX STATUS

     Under current law, income received by the trustee from investment of the Plan assets will be taxable to FCC. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.